FOURTH QUARTER 2020
Supplemental Information

Investor and Media Contact
American Assets Trust, Inc.
Robert F. Barton
Executive Vice President and Chief Financial Officer
858-350-2607

American Assets Trust, Inc.'s Portfolio is concentrated in high-barrier-to-entry markets with favorable supply/demand characteristics

	Office	Retail	Multifamily	Mixed-Use
Market	Square Feet	Square Feet	Units	Square Feet	Suites
San Diego	1,550,673	1,322,012	1,455 (1)	—	—

San Francisco	522,696	35,159	—	—	—

Oahu	—	429,718	—	96,707	369

Monterey	—	673,155	—	—	—

San Antonio	—	588,148	—	—	—

Portland	876,243	44,236	657	—	—

Seattle	497,666	—	—	—	—

Total	3,447,278	3,092,428	2,112	96,707	369

		Square Feet		%	NOI % (2)
Note: Circled areas represent all markets in which American Assets Trust, Inc. currently owns and operates its real estate properties. Size of circle denotes approximation of square feet / units. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.	Office	3.4	million	52%	63%
	Retail	3.1	million	48%	26%
Data is as of December 31, 2020.	Totals	6.5	million
(1) Includes 122 RV spaces.
(2) Percentage of Net Operating Income (NOI) calculated for the three months ended December 31, 2020. Reconciliation of NOI to net income is included in the Glossary of Terms.

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This Supplemental Information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in our markets; our failure to generate sufficient cash flows to service our outstanding indebtedness; defaults on, early terminations of or non-renewal of leases by tenants, including significant tenants; difficulties in identifying properties to acquire and completing acquisitions; difficulties in completing dispositions; our failure to successfully operate acquired properties and operations; our inability to develop or redevelop our properties due to market conditions; fluctuations in interest rates and increased operating costs; risks related to joint venture arrangements; our failure to obtain necessary outside financing; on-going litigation; general economic conditions; financial market fluctuations; risks that affect the general retail, office, multifamily and mixed-use environment; the competitive environment in which we operate; decreased rental rates or increased vacancy rates; conflicts of interests with our officers or directors; lack or insufficient amounts of insurance; environmental uncertainties and risks related to adverse weather conditions and natural disasters; other factors affecting the real estate industry generally; limitations imposed on our business and our ability to satisfy complex rules in order for us to continue to qualify as a REIT for U.S. federal income tax purposes; and changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs. Currently, one of the most significant risk factors, is the potential adverse effect of the current COVID-19 pandemic on our financial condition, results of operations, cash flows and performance or that of, our tenants and guests, the real estate market and the global economy and financial markets. The extent to which COVID-19 impacts us, our tenants and guests will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, refer to our most recent Annual Report on Form 10-K and other risks described in documents subsequently filed by us from time to time with the Securities and Exchange Commission.

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FINANCIAL HIGHLIGHTS

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CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except shares and per share data)	December 31, 2020	December 31, 2019

ASSETS
Real estate, at cost
Operating real estate	$3,155,280	$3,096,886
Construction in progress	91,047	91,264
Held for development	547	547
	3,246,874	3,188,697
Accumulated depreciation	(754,140)	(665,222)
Net real estate	2,492,734	2,523,475
Cash and cash equivalents	137,333	99,303
Restricted cash	1,716	10,148
Accounts receivable, net	6,938	12,016
Deferred rent receivable, net	72,476	52,171
Other assets, net	106,112	93,220
TOTAL ASSETS	$2,817,309	$2,790,333
LIABILITIES AND EQUITY
LIABILITIES:
Secured notes payable, net	$110,923	$161,879
Unsecured notes payable, net	1,196,677	1,195,780
Unsecured line of credit, net	99,151	—
Accounts payable and accrued expenses	59,262	62,576
Security deposits payable	6,590	8,316
Other liabilities and deferred credits, net	91,300	68,110
Total liabilities	1,563,903	1,496,661
Commitments and contingencies
EQUITY:
American Assets Trust, Inc. stockholders' equity
Common stock, $0.01 par value, 490,000,000 shares authorized, 60,476,292 and 60,068,228 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	605	601
Additional paid in capital	1,445,644	1,452,014
Accumulated dividends in excess of net income	(176,560)	(144,378)
Accumulated other comprehensive income	1,753	5,680
Total American Assets Trust, Inc. stockholders' equity	1,271,442	1,313,917
Noncontrolling interests	(18,036)	(20,245)
Total equity	1,253,406	1,293,672
TOTAL LIABILITIES AND EQUITY	$2,817,309	$2,790,333

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CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except shares and per share data)	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
REVENUE:
Rental income	$78,253	$94,231	$330,312	$343,865
Other property income	3,094	4,716	14,261	22,876
Total revenue	81,347	98,947	344,573	366,741
EXPENSES:
Rental expenses	20,421	25,356	79,178	91,967
Real estate taxes	10,444	10,750	41,941	40,013
General and administrative	6,644	6,376	26,581	24,871
Depreciation and amortization	27,423	26,472	108,292	96,205
Total operating expenses	64,932	68,954	255,992	253,056
OPERATING INCOME	16,415	29,993	88,581	113,685
Interest expense	(13,335)	(13,796)	(53,440)	(54,008)
Gain on sale of real estate	—	—	—	633
Other (expense) income, net	708	288	447	(122)
NET INCOME	3,788	16,485	35,588	60,188
Net income attributable to restricted shares	(123)	(104)	(383)	(381)
Net income attributable to unitholders in the Operating Partnership	(767)	(3,536)	(7,545)	(14,089)
NET INCOME ATTRIBUTABLE TO AMERICAN ASSETS TRUST, INC. STOCKHOLDERS	$2,898	$12,845	$27,660	$45,718

EARNINGS PER COMMON SHARE
Basic income from operations attributable to common stockholders per share	$0.05	$0.22	$0.46	$0.84
Weighted average shares of common stock outstanding - basic	59,951,055	59,663,771	59,806,309	54,110,949
Diluted income from continuing operations attributable to common stockholders per share	$0.05	$0.22	$0.46	$0.84
Weighted average shares of common stock outstanding - diluted	76,132,592	76,054,319	76,119,763	70,786,132

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FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION

(Amounts in thousands, except shares and per share data)	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Funds from Operations (FFO) (1)
Net income	$3,788	$16,485	$35,588	$60,188
Depreciation and amortization of real estate assets	27,423	26,472	108,292	96,205
Gain on sale of real estate	—	—	—	(633)
FFO, as defined by NAREIT	31,211	42,957	143,880	155,760
Less: Nonforfeitable dividends on restricted stock awards	(122)	(103)	(377)	(376)
FFO attributable to common stock and common units	$31,089	$42,854	$143,503	$155,384

FFO per diluted share/unit	$0.41	$0.56	$1.89	$2.20

Weighted average number of common shares and common units, diluted (2)	76,132,963	76,056,823	76,122,842	70,788,597

Funds Available for Distribution (FAD) (1)	$21,457	$17,311	$68,916	$58,115

Dividends
Dividends declared and paid	$19,164	$22,938	$76,510	$80,605
Dividends declared and paid per share/unit	$0.25	$0.30	$1.00	$1.14

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FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION (CONTINUED)

(Amounts in thousands, except shares and per share data)	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Funds Available for Distribution (FAD) (1)
FFO	$31,211	$42,957	$143,880	$155,760
Adjustments:
Tenant improvements, leasing commissions and maintenance capital expenditures	(11,784)	(24,118)	(60,669)	(92,185)
Net effect of straight-line rents (3)	(4,985)	(2,011)	(19,155)	(3,102)
Amortization of net above (below) market rents (4)	(1,143)	(1,005)	(3,932)	(3,786)
Net effect of other lease assets (5)	5,358	102	1,385	(4,140)
Amortization of debt issuance costs and debt fair value adjustment	368	371	1,477	1,467
Non-cash compensation expense	2,554	1,118	6,307	4,477
Nonforfeitable dividends on restricted stock awards	(122)	(103)	(377)	(376)
FAD	$21,457	$17,311	$68,916	$58,115

Summary of Capital Expenditures
Tenant improvements and leasing commissions	$7,264	$12,687	$40,272	$52,924
Maintenance capital expenditures	4,520	11,431	20,397	39,261
	$11,784	$24,118	$60,669	$92,185

Notes:
(1)    See Glossary of Terms.
(2)    For the three months and year ended December 31, 2020 and 2019, the weighted average common shares and common units used to compute FFO per diluted share/unit include operating partnership common units and unvested restricted stock awards that are subject to time vesting. The shares/units used to compute FFO per diluted share/unit include additional shares/units which were excluded from the computation of diluted EPS, as they were anti-dilutive for the periods presented.
(3)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(4)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(5)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, net change in lease receivables, lease termination fees at Carmel Mountain Plaza and straight-line rent expense for our leases at the Annex at The Landmark at One Market.

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SAME-STORE NET OPERATING INCOME (NOI)

(Amounts in thousands)	Three Months Ended December 31, 2020
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$44,107	$16,890	$12,475	$—	$73,472
Non-same store (1)	237	3,451	—	4,187	7,875
Total	44,344	20,341	12,475	4,187	81,347
Real estate expenses
Same-store	12,020	5,651	5,648	—	23,319
Non-same store (1)	415	1,690	—	5,441	7,546
Total	12,435	7,341	5,648	5,441	30,865
Net Operating Income (NOI)
Same-store	32,087	11,239	6,827	—	50,153
Non-same store (1)	(178)	1,761	—	(1,254)	329
Total	$31,909	$13,000	$6,827	$(1,254)	$50,482
Same-store NOI	$32,087	$11,239	$6,827	$—	$50,153
Net effect of straight-line rents (2)	(7,020)	1,814	(88)	—	(5,294)
Amortization of net above (below) market rents (3)	(524)	(575)	—	—	(1,099)
Net effect of other lease assets (4)	1,329	1,306	77	—	2,712
Tenant improvement reimbursements (5)	(136)	(1)	—	—	(137)
Same-store cash NOI (5)	$25,736	$13,783	$6,816	$—	$46,335

Notes:
(1)    Same-store and non-same store classifications are determined based on properties held on December 31, 2020 and 2019. See Glossary of Terms.
(2)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(3)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(4)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, net change in lease receivables, and straight-line rent expense for our leases at the Annex at The Landmark at One Market.
(5)    Tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

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SAME-STORE NET OPERATING INCOME (NOI) (CONTINUED)

(Amounts in thousands)	Year Ended December 31, 2020
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$133,209	$72,402	$50,327	$—	$255,938
Non-same store (1)	44,345	15,878	—	28,412	88,635
Total	177,554	88,280	50,327	28,412	344,573
Real estate expenses
Same-store	34,825	21,021	22,074	—	77,920
Non-same store (1)	12,599	6,353	—	24,247	43,199
Total	47,424	27,374	22,074	24,247	121,119
Net Operating Income (NOI)
Same-store	98,384	51,381	28,253	—	178,018
Non-same store (1)	31,746	9,525	—	4,165	45,436
Total	$130,130	$60,906	$28,253	$4,165	$223,454
Same-store NOI	$98,384	$51,381	$28,253	$—	$178,018
Net effect of straight-line rents (2)	(12,887)	70	(26)	—	(12,843)
Amortization of net above (below) market rents (3)	(1,583)	(1,392)	—	—	(2,975)
Net effect of other lease assets (4)	2,279	(1,542)	378	—	1,115
Tenant improvement reimbursements (5)	(5,226)	(4)	—	—	(5,230)
Same-store cash NOI (5)	$80,967	$48,513	$28,605	$—	$158,085

Notes:
(1)    Same-store and non-same store classifications are determined based on properties held on December 31, 2020 and 2019. See Glossary of Terms.
(2)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(3)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(4)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, net change in lease receivables, and straight-line rent expense for our leases at the Annex at The Landmark at One Market.
(5)    Tenant improvement reimbursements are excluded from Same-store Cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

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SAME-STORE CASH NOI COMPARISON EXCLUDING REDEVELOPMENT

(Amounts in thousands)	Three Months Ended			Year Ended
	December 31,			December 31,
	2020	2019	Change	2020	2019	Change
Cash Basis:
Office	$25,736	$24,988	3.0%	$80,967	$72,095	12.3%
Retail	13,783	15,897	(13.3)	48,513	60,774	(20.2)
Multifamily	6,816	6,937	(1.7)	28,605	30,291	(5.6)
Mixed-Use	—	—	—	—	—	—
Same-store Cash NOI (1)(2)	$46,335	$47,822	(3.1)%	$158,085	$163,160	(3.1)%

Notes:
(1)    Excluding lease termination fees, for the three months and year ended December 31, 2020 and 2019, same-store cash NOI would be (3.2)% and (3.7)%, respectively.
(2)    See Glossary of Terms.

Same-store cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI to net income is included in the Glossary of Terms.

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SAME-STORE CASH NOI COMPARISON WITH REDEVELOPMENT

(Amounts in thousands)	Three Months Ended			Year Ended
	December 31,			December 31,
	2020	2019	Change	2020	2019	Change
Cash Basis:
Office	$25,580	$25,125	1.8%	$80,433	$74,515	7.9%
Retail	17,073	18,356	(7.0)	57,770	69,889	(17.3)
Multifamily	6,816	6,937	(1.7)	28,605	30,291	(5.6)
Mixed-Use	—	—	—	—	—	—
Same-store Cash NOI with Redevelopment (1)(2)	$49,469	$50,418	(1.9)%	$166,808	$174,695	(4.5)%

Notes:
(1)    Excluding lease termination fees, for the three months and year ended December 31, 2020 and 2019, same-store cash NOI with redevelopment would be (2.0)% and (5.1)%, respectively.
(2)    See Glossary of Terms.

Same-store cash NOI with redevelopment is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI with redevelopment to net income is included in the Glossary of Terms.

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CASH NOI BY REGION

(Amounts in thousands)	Three Months Ended December 31, 2020
	Office	Retail	Multifamily	Mixed-Use	Total
Cash Basis:
Southern California	12,142	7,630	6,001	—	25,773
Northern California	4,698	2,642	—	—	7,340
Hawaii	—	3,802	—	133	3,935
Oregon	3,950	168	815	—	4,933
Texas	—	2,831	—	—	2,831
Washington	4,900	—	—	—	4,900
Total Cash NOI	$25,690	$17,073	$6,816	$133	$49,712

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

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CASH NOI BREAKDOWN

Three Months Ended December 31, 2020

Cash NOI Breakdown

Portfolio Diversification by Geographic Region	Portfolio Diversification by Segment

Northern California
15%
Hawaii
8%
Oregon
10%
Washington
10%
Texas
5%
Southern California
52%

Office
52%
Multifamily
14%
Mixed-Use
0%
Retail
34%

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

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PROPERTY REVENUE AND OPERATING EXPENSES

(Amounts in thousands)	Three Months Ended December 31, 2020
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Office Portfolio
La Jolla Commons	$7,086	$159	$2,595	$(2,814)	$(803)	$6,223
Torrey Reserve Campus (7)	5,559	195	264	(1,566)	(528)	3,924
Torrey Point	784	76	—	(326)	(61)	473
Solana Crossing	2,107	7	59	(633)	9	1,549
The Landmark at One Market	9,336	68	49	(2,696)	(2,016)	4,741
One Beach Street	238	—	10	(290)	(1)	(43)
First & Main	2,599	131	312	(967)	(1,071)	1,004
Lloyd District Portfolio (7)	3,948	313	159	(1,255)	(105)	3,060
City Center Bellevue	5,318	420	171	(1,562)	553	4,900
Subtotal Office Portfolio	$36,975	$1,369	$3,619	$(12,109)	$(4,023)	$25,831
Retail Portfolio
Carmel Country Plaza	$895	$22	$231	$(253)	$(76)	$819
Carmel Mountain Plaza	3,412	108	793	(1,013)	(489)	2,811
South Bay Marketplace	520	267	172	(209)	(125)	625
Gateway Marketplace	637	2	205	(236)	(1)	607
Lomas Santa Fe Plaza	1,326	8	343	(435)	3	1,245
Solana Beach Towne Centre	1,481	43	544	(576)	31	1,523
Del Monte Center	2,101	720	768	(1,409)	140	2,320
Geary Marketplace	223	90	156	(151)	4	322
The Shops at Kalakaua	574	17	48	(92)	(35)	512
Waikele Center	2,643	641	882	(1,688)	812	3,290
Alamo Quarry Market	3,357	406	63	(1,172)	177	2,831
Hassalo on Eighth - Retail	165	39	49	(106)	21	168
Subtotal Retail Portfolio	$17,334	$2,363	$4,254	$(7,340)	$462	$17,073

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PROPERTY REVENUE AND OPERATING EXPENSES (CONTINUED)

(Amounts in thousands)	Three Months Ended December 31, 2020
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Multifamily Portfolio
Loma Palisades	$3,507	$195	$—	$(1,509)	$(20)	$2,173
Imperial Beach Gardens	919	48	—	(368)	—	599
Mariner's Point	460	34	—	(197)	(6)	291
Santa Fe Park RV Resort	311	20	—	(233)	—	98
Pacific Ridge Apartments	4,375	205	—	(1,763)	23	2,840
Hassalo on Eighth - Multifamily	2,319	283	—	(1,580)	(207)	815
Subtotal Multifamily Portfolio	$11,891	$785	$—	$(5,650)	$(210)	$6,816
Mixed-Use Portfolio
Waikiki Beach Walk - Retail	$(933)	$681	$797	$(1,618)	$1,493	$420
Waikiki Beach Walk - Embassy Suites™	3,257	281	—	(3,824)	(1)	(287)
Subtotal Mixed-Use Portfolio	$2,324	$962	$797	$(5,442)	$1,492	$133
Subtotal Development Properties	$—	$11	$—	$(130)	$(22)	$(141)
Total	$68,524	$5,490	$8,670	$(30,671)	$(2,301)	$49,712
Cash NOI is a non-GAAP supplemental earnings measure which the company considers meaningful in measuring its operating performance. A reconciliation of total cash NOI to net income is included in the Glossary of Terms.
Notes:
(1)    Base rent for our office and retail portfolio and the retail portion of our mixed-use portfolio represents base rent for the three months ended December 31, 2020 (before deferrals, abatements, and tenant improvement reimbursements) and excludes the impact of straight-line rent and above (below) market rent adjustments. Total abatements for our office and retail portfolio were approximately $4,964 and $1,382, respectively, for the three months ended December 31, 2020. Total abatements for our mixed-use portfolio was approximately $931 for the three months ended December 31, 2020. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Multifamily portfolio base rent represents base rent (including parking, before abatements) less vacancy allowance and employee rent credits and includes additional rents (additional rents include insufficient notice penalties, month-to-month charges and pet rent). There were $287 of abatements for our multifamily portfolio for the three months ended December 31, 2020. For Waikiki Beach Walk - Embassy SuitesTM, base rent is equal to the actual room revenue for the three months ended December 31, 2020. Total tenant improvement reimbursements for our office and retail portfolio were approximately $136 and $1, respectively, for the three months ended December 31, 2020. There were no tenant improvement reimbursements for the retail portion of our mixed-use portfolio for the three months ended December 31, 2020.
(2)    Represents additional property-related income for the three months ended December 31, 2020, which includes: (i) percentage rent, (ii) other rent (such as storage rent, license fees and association fees) and (iii) other property income (such as late fees, default fees, lease termination fees, parking revenue, the reimbursement of general excise taxes, laundry income and food and beverage sales).
(3)    Represents billed tenant expense reimbursements for the three months ended December 31, 2020.
(4)    Represents property operating expenses for the three months ended December 31, 2020. Property operating expenses includes all rental expenses, except non cash rent expense.
(5)    Represents various rental adjustments related to base rent (deferrals, abatements, tenant improvement reimbursements, and net change in lease receivables).
(6)    See Glossary of Terms.
(7)    Base rent shown includes amounts related to American Assets Trust, L.P.'s corporate leases at Torrey Reserve Campus and Lloyd District Portfolio. This intercompany rent is eliminated in the consolidated statement of operations. The base rent and abatements were both $403 for the three months ended December 31, 2020.

Fourth Quarter 2020 Supplemental Information	Page

SEGMENT CAPITAL EXPENDITURES

(Amounts in thousands)	Three Months Ended December 31, 2020
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Office Portfolio	$6,068	$3,043	$9,111	$2,447	$1,271	$12,829
Retail Portfolio	1,182	303	1,485	1	—	1,486
Multifamily Portfolio	—	953	953	—	—	953
Mixed-Use Portfolio	14	221	235	—	—	235
Total	$7,264	$4,520	$11,784	$2,448	$1,271	$15,503

	Year Ended December 31, 2020
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Office Portfolio	$35,732	$8,745	$44,477	$4,096	$4,309	$52,882
Retail Portfolio	4,504	4,089	8,593	3	—	8,596
Multifamily Portfolio	—	3,897	3,897	—	—	3,897
Mixed-Use Portfolio	36	3,666	3,702	—	—	3,702
Total	$40,272	$20,397	$60,669	$4,099	$4,309	$69,077

Fourth Quarter 2020 Supplemental Information	Page

SUMMARY OF OUTSTANDING DEBT

(Amounts in thousands)	Amount
	Outstanding at		Annual Debt
Debt	December 31, 2020	Interest Rate	Service (1)	Maturity Date
City Center Bellevue (2)	111,000	3.98%	4,479	November 1, 2022
Secured Notes Payable / Weighted Average (3)	$111,000	3.98%	$4,479

Term Loan A (4)	$100,000	4.13%	$1,461	January 9, 2022
Series A Notes (5)	150,000	3.88%	155,050	October 31, 2021
Term Loan B (6)	100,000	2.75%	2,749	March 1, 2023
Term Loan C (7)	50,000	2.74%	1,371	March 1, 2023
Series F Notes (8)	100,000	3.85%	3,780	July 19, 2024
Series B Notes	100,000	4.45%	4,450	February 2, 2025
Series C Notes	100,000	4.50%	4,500	April 1, 2025
Series D Notes (9)	250,000	3.87%	10,725	March 1, 2027
Series E Notes (10)	100,000	4.18%	4,240	May 23, 2029
Series G Notes (11)	150,000	3.88%	5,865	July 30, 2030
Unsecured Notes Payable / Weighted Average (12)	$1,200,000	3.88%	$194,191

Unsecured Line of Credit (13)	$100,000	1.32%
Notes:
(1)    Includes interest and principal payments due over the next twelve months.
(2)    Interest only.
(3)    The Secured Notes Payable total does not include debt issuance costs, net of $0.1 million.
(4)    Term Loan A had an initial stated maturity of January 9, 2021, subject to our option to extend Term Loan A up to three times, with each such extension for a one-year period. In October 2020, we exercised our first option to extend the maturity date of Term Loan A from January 9, 2021 to January 9, 2022. Term Loan A accrues interest at a variable rate, which we fixed as part of an interest rate swap for an effective interest rate of 4.13% through January 9, 2021, subject to adjustments based on our consolidated leverage ratio.
(5)    $150 million of 4.04% Senior Guaranteed Notes, Series A, due October 31, 2021. Net of the settlement of the forward-starting interest rate swap, the effective interest rate for the Series A Notes is approximately 3.88% per annum, through maturity. On January 26, 2021, we prepaid the entirety of the Series A Notes with make-whole premium thereon.
(6)    Term Loan B matures on March 1, 2023. Term Loan B accrues interest at a variable rate, which we fixed as part of an interest rate swap for an all-in interest rate of 2.75%, subject to adjustments based on our consolidated leverage ratio.
(7)    Term Loan C matures on March 1, 2023. Term Loan C accrues interest at a variable rate, which we fixed as part of an interest rate swap for an all-in interest rate of 2.74%, subject to adjustments based on our consolidated leverage ratio.
(8)    $100 million of 3.78% Senior Guaranteed Notes, Series F, due July 19, 2024. Net of the settlement of the treasury lock contract, the effective interest rate for the Series F Notes is approximately 3.85%, through maturity.
(9)    $250 million of 4.29% Senior Guaranteed Notes, Series D, due March 1, 2027. Net of the settlement of the forward-starting interest rate swap, the effective interest rate for the Series D Notes is approximately 3.87% per annum, through maturity.
(10)    $100 million of 4.24% Senior Guaranteed Notes, Series E, due May 23, 2029. Net of the settlement of the treasury lock contract, the effective interest rate for the Series E Notes is approximately 4.18%, through maturity.
(11)    $150 million of 3.91% Senior Guaranteed Notes, Series G, due July 30, 2030. Net of the settlement of the treasury lock contract, the effective interest rate for the Series G Notes is approximately 3.88% through maturity.
(12)    The Unsecured Notes Payable total does not include debt issuance costs, net of $3.3 million.
(13)    The unsecured revolving line of credit (the "Revolver Loan") has a capacity of $350 million plus an accordion feature that may allow us to increase the availability thereunder up to an additional $250 million, subject to meeting specified requirements and obtaining additional commitments from lenders. The Revolver Loan matures on January 9, 2022, subject to our option to extend the Revolver Loan up to two times, with each such extension for a six-month period. The Revolver Loan currently accrues interest at LIBOR, plus a spread which ranges from 1.05%-1.50%, based on our consolidated leverage ratio. The Revolver Loan total does not include debt issuance costs, net of $0.8 million. On January 26, 2021, we repaid the $100 million outstanding balance on the Revolver Loan.

Fourth Quarter 2020 Supplemental Information	Page

MARKET CAPITALIZATION

(Amounts in thousands, except per share data)

Market data	December 31, 2020
Common shares outstanding	60,476
Common units outstanding	16,181
Common shares and common units outstanding	76,657
Market price per common share	$28.88
Equity market capitalization	$2,213,854
Total debt	$1,411,000
Total market capitalization	$3,624,854
Less: Cash on hand	$(137,333)
Total enterprise value	$3,487,521
Total unencumbered assets, gross	$3,286,234

Total debt/Total capitalization			38.9%
Total debt/Total enterprise value			40.5%
Net debt/Total enterprise value (1)			36.5%
Total unencumbered assets, gross/Unsecured debt			253.0%

	Quarter Annualized		Trailing 12 Months
Total debt/Adjusted EBITDA (2)(3)	7.9	x	7.2	x
Net debt/Adjusted EBITDA (1)(2)(3)	7.2	x	6.5	x
Interest coverage ratio (4)	3.4	x	3.8	x
Fixed charge coverage ratio (4)	3.4	x	3.8	x

Debt Maturity Schedule
as of December 31, 2020
$400
$300
$200
$100
$0
Principal Repayment (in millions)
$150
$200
$111
$150
$100
$200
$250
$100
$150
2021
(5)
2022
(5)
2023
2024
2025
2026
2027
2028
2029
2030
2031
Secured Debt
Unsecured Debt

Weighted Average Fixed Interest Rate	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031
	3.9%	4.1%	2.7%	3.8%	4.5%	—%	3.9%	—%	4.2%	3.9%	—%

Total Weighed Average Fixed Interest Rate:	3.9%
Weighted Average Term to Maturity:	4.4 years

Credit Ratings
Rating Agency	Rating	Outlook
Fitch	BBB	Stable
Moody's	Baa3	Stable
Standard & Poors	BBB-	Stable
Notes:
(1)    Net debt is equal to total debt less cash on hand.
(2)    See Glossary of Terms for discussion of EBITDA and Adjusted EBITDA.
(3)    As used here, Adjusted EBITDA represents the actual for the three months ended December 31, 2020, annualized.
(4)    Calculated as Adjusted EBITDA divided by interest on borrowed funds, including capitalized interest and excluding debt fair value adjustments and loan fee amortization.
(5)     On January 26, 2021, we prepaid the $150 million Senior Guaranteed Notes, Series A, due October 31, 2021 and repaid the $100 million outstanding balance on our unsecured line of credit.

Fourth Quarter 2020 Supplemental Information	Page

MARKET CAPITALIZATION (CONTINUED)

Subsequent to Inaugural Public Bond Offering

(Amounts in thousands, except per share data)

Market data	January 31, 2021
Common shares outstanding	60,475
Common units outstanding	16,181
Common shares and common units outstanding	76,656
Market price per common share	$27.63
Equity market capitalization	$2,118,005
Total debt	$1,661,000
Total market capitalization	$3,779,005
Less: Cash on hand	$(378,530)
Total enterprise value	$3,400,475

Debt Maturity Schedule as of January 31, 2021 (6)

Principal Repayment (in millions)
$600
$400
$200
$0
$100
$111
$150
$100
$200
$250
$100
$150
$500
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
Secured Debt
Unsecured Debt

Weighted Average Fixed Interest Rate	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031
	—%	4.1%	2.7%	3.8%	4.5%	—%	3.9%	—%	4.2%	3.9%	3.4%

Total Weighed Average Fixed Interest Rate:	3.7%
Weighted Average Term to Maturity:	7.4 years

Notes:
(6) Debt Maturity Schedule reflects the issuance of $500 million of 3.375% senior unsecured notes due February 1, 2031, the prepayment of the $150 million Senior Guaranteed Notes, Series A, due October 31, 2021, with make-whole thereon, and repayment of the $100 million outstanding balance on our unsecured line of credit each in January 2021.

Fourth Quarter 2020 Supplemental Information	Page

SUMMARY OF DEVELOPMENT OPPORTUNITIES

Our portfolio has numerous potential opportunities to create future shareholder value. These opportunities could be subject to government approvals, lender consents, tenant consents, market conditions, availability of debt and/or equity financing, etc. Many of these opportunities are in their preliminary stages and may not ultimately come to fruition. This schedule will update as we modify various assumptions and markets conditions change. Square footages and units set forth below are estimates only and ultimately may differ materially from actual square footages and units.

Development Projects

								Project Costs (in thousands) (3)
		Start Date	Completion Date	Estimated Stabilized Yield (1)	Rentable Square Feet	Percent Leased	Estimated Stabilization Date (2)	Cost Incurred to Date	Total Estimated Investment

Property	Location
Office Property:
La Jolla Commons	University Town Center, San Diego, CA	April 2021	September 2023	6.5% - 7.5%	213,000	—%	2024	$24,740	$175,000

One Beach Street	San Francisco, CA	February 2021	August 2023	TBD	102,000	15.4%	2024	$1,380	$42,800

Development/Redevelopment Pipeline
Property	Property Type	Location	Estimated Rentable Square Feet	Multifamily Units	Opportunity
Waikele Center	Retail	Honolulu, HI	90,000	N/A	Development of 90,000 square feet retail building (former KMart Space)
Lomas Santa Fe Plaza	Retail	Solana Beach, CA	45,000	N/A	Development of 45,000 square feet retail building
Lloyd District Portfolio - multiple phases (4)	Mixed Use	Portland, OR
Phase 2A - Oregon Square			33,000	N/A	Remodel and repurpose a 33,000 square feet office building into flexible creative office space

Phase 2B - Oregon Square			385,000	TBD	Development of build-to-suit office towers and/or mixed-use residential towers

Notes:
(1)    The estimated stabilized yield is calculated based on total estimated project costs, as defined above, when the project has reached stabilized occupancy.
(2)    Based on management's estimation of stabilized occupancy (90%).
(3)    Project costs exclude capitalized interest cost which is calculated in accordance with Accounting Standards Codification 835-20-50-1.
(4)    The Lloyd District Portfolio was acquired in 2011, consisting of approximately 600,000 rentable square feet on more than 16 acres located in the Lloyd District of Portland, Oregon. The portion of the property that has been designated for additional development is expected to include a high density, transit oriented, mixed-use urban village, with the potential to be in excess of approximately three million square feet. The entitlement for such development opportunity allows a 12:1 Floor Area Ratio with a 250 foot height limit and provides for retail, office and/or multifamily development.  Additional development plans are in the early stages and will continue to progress as demand and economic conditions allow.

Fourth Quarter 2020 Supplemental Information	Page

PORTFOLIO DATA

Fourth Quarter 2020 Supplemental Information	Page

PROPERTY REPORT

As of December 31, 2020				Office and Retail Portfolios
				Net			Annualized
			Number	Rentable			Base Rent per
		Year Built/	of	Square	Percentage	Annualized	Square
Property	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Foot (4)	Retail Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Office Properties
La Jolla Commons	San Diego, CA	2008/2014	2	724,186	98.0%	$39,961,852	$56.31
Torrey Reserve Campus	San Diego, CA	1996-2000/2014-2016	14	521,678	85.0%	22,113,241	49.87
Torrey Point	San Diego, CA	2017	2	92,195	94.6	3,246,011	37.22
Solana Crossing	Solana Beach, CA	1982/2005	4	212,614	93.0	8,689,159	43.94
The Landmark at One Market (7)	San Francisco, CA	1917/2000	1	422,426	100.0	37,345,312	88.41
One Beach Street	San Francisco, CA	1924/1972/1987/1992	1	100,270	15.4	950,488	61.55
First & Main	Portland, OR	2010	1	360,314	93.0	10,442,975	31.16
Lloyd District Portfolio	Portland, OR	1940-2015	3	515,929	99.8	16,454,913	31.96
City Center Bellevue	Bellevue, WA	1987	1	497,666	96.5	23,679,927	49.31
Subtotal/Weighted Average Office Portfolio (8)			29	3,447,278	93.0%	$162,883,878	$50.81
Retail Properties
Carmel Country Plaza	San Diego, CA	1991	9	78,098	89.4%	$3,731,651	$53.45		Sharp Healthcare, San Diego County Credit Union
Carmel Mountain Plaza (9)	San Diego, CA	1994/2014	15	528,416	95.0	13,373,531	26.64	At Home Stores	Dick's Sporting Goods, Saks Fifth Avenue Off 5th
South Bay Marketplace (9)	San Diego, CA	1997	9	132,877	94.4	1,914,333	15.26		Ross Dress for Less, Grocery Outlet
Gateway Marketplace	San Diego, CA	1997/2016	3	127,861	100.0	2,483,725	19.43	Hobby Lobby	Smart & Final, Aldi
Lomas Santa Fe Plaza	Solana Beach, CA	1972/1997	9	208,030	94.7	5,907,553	29.99		Vons, Home Goods
Solana Beach Towne Centre	Solana Beach, CA	1973/2000/2004	12	246,730	94.4	6,250,003	26.83		Dixieline Probuild, Marshalls
Del Monte Center (9)	Monterey, CA	1967/1984/2006	16	673,155	81.7	8,403,833	15.28	Macy's	Century Theatres, Whole Foods Market
Geary Marketplace	Walnut Creek, CA	2012	3	35,159	100.0	1,187,924	33.79		Sprouts Farmer Market, Habit Burger Grill
The Shops at Kalakaua	Honolulu, HI	1971/2006	3	11,671	100.0	1,894,936	162.36		Hawaii Beachware & Fashion, Diesel U.S.A. Inc.
Waikele Center	Waipahu, HI	1993/2008	9	418,047	100.0	11,524,589	27.57	Lowe's, Safeway	UFC Gym, Old Navy
Alamo Quarry Market (9)	San Antonio, TX	1997/1999	16	588,148	85.5	12,461,757	24.78	Regal Cinemas	Whole Foods Market, Nordstrom Rack
Hassalo on Eighth	Portland, OR	2015	3	44,236	71.0	940,668	29.95		Providence Health & Services, Sola Salons
Subtotal/Weighted Average Retail Portfolio (8)			107	3,092,428	90.7%	$70,074,503	$24.98
Total/Weighted Average Office and Retail Portfolio (8)			136	6,539,706	91.9%	$232,958,381	$38.76

Fourth Quarter 2020 Supplemental Information	Page

PROPERTY REPORT (CONTINUED)

As of December 31, 2020
			Number				Average Monthly
		Year Built/	of		Percentage	Annualized	Base Rent per
Property	Location	Renovated	Buildings	Units	Leased (2)	Base Rent (3)	Leased Unit (4)
Loma Palisades	San Diego, CA	1958/2001-2008	80	548	95.3%	$14,420,472	$2,301
Imperial Beach Gardens	Imperial Beach, CA	1959/2008	26	160	94.4	3,920,016	$2,163
Mariner's Point	Imperial Beach, CA	1986	8	88	96.6	1,860,348	$1,824
Santa Fe Park RV Resort (10)	San Diego, CA	1971/2007-2008	1	126	77.8	1,250,460	$1,063
Pacific Ridge Apartments	San Diego, CA	2013	3	533	93.1	18,171,132	$3,052
Hassalo on Eighth - Velomor	Portland, OR	2015	1	177	68.4	2,467,308	$1,698
Hassalo on Eighth - Aster Tower	Portland, OR	2015	1	337	75.1	5,109,600	$1,682
Hassalo on Eighth - Elwood	Portland, OR	2015	1	143	65.7	1,702,044	$1,510
Total/Weighted Average Multifamily Portfolio			121	2,112	86.2%	$48,901,380	$2,238

Mixed-Use Portfolio
			Number	Net Rentable			Annualized Base
		Year Built/	of	Square	Percentage	Annualized	Rent per Leased	Retail
Retail Portion	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Waikiki Beach Walk - Retail	Honolulu, HI	2006	3	96,707	89.2%	$9,411,407	$109.10		Yard House, Roy's

			Number				Annualized
		Year Built/	of		Average	Average	Revenue per
Hotel Portion	Location	Renovated	Buildings	Units	Occupancy (11)	Daily Rate (11)	Available Room (11)
Waikiki Beach Walk - Embassy Suites™	Honolulu, HI	2008/2020	2	369	46.8%	$205.17	$96.05
Notes:
(1)    The net rentable square feet for each of our retail properties and the retail portion of our mixed-use property is the sum of (1) the square footages of existing leases, plus (2) for available space, the field-verified square footage. The net rentable square feet for each of our office properties is the sum of (1) the square footages of existing leases, plus (2) for available space, management’s estimate of net rentable square feet based, in part, on past leases. The net rentable square feet included in such office leases is generally determined consistently with the Building Owners and Managers Association, or BOMA, 2010 measurement guidelines. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.
(2)    Percentage leased for each of our retail and office properties and the retail portion of the mixed-use property includes square footage under leases as of December 31, 2020, including leases which may not have commenced as of December 31, 2020. Percentage leased for our multifamily properties includes total units rented as of December 31, 2020.
(3)     Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) under commenced leases for the month ended December 31, 2020 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. The foregoing notwithstanding, the annualized base rent for La Jolla Commons has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $29,797,416 to our estimate of annual triple net operating expenses of $10,164,436 for an estimated annualized base rent on a modified gross lease basis of $39,961,852 for La Jolla Commons.
(4)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of December 31, 2020. Annualized base rent per leased unit is calculated by dividing annualized base rent by units under lease as of December 31, 2020. The foregoing notwithstanding, the annualized base rent per leased square foot for La Jolla Commons has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases.   See footnote 3 for further explanation.
(5)    Retail anchor tenants are defined as retail tenants leasing 50,000 square feet or more.
(6)    Other principal retail tenants are defined as the two tenants leasing the most square footage, excluding anchor tenants.
(7)    This property contains 422,426 net rentable square feet consisting of The Landmark at One Market (378,206 net rentable square feet) as well as a separate long-term leasehold interest in approximately 44,220 net rentable square feet of space located in an adjacent six-story leasehold known as the Annex. We currently lease the Annex from an affiliate of the Paramount Group pursuant to a long-term master lease effective through June 30, 2026, which we have the option to extend until 2031 pursuant to one five-year extension option.

Fourth Quarter 2020 Supplemental Information	Page

PROPERTY REPORT (CONTINUED)

(8)    Lease data for signed but not commenced leases as of December 31, 2020 is in the following table:

	Leased Square Feet		Annualized Base	Pro Forma Annualized
	Under Signed But	Annualized	Rent per	Base Rent per
	Not Commenced Leases (a)	Base Rent (b)	Leased Square Foot (b)	Leased Square Foot (c)
Office Portfolio	32,253	$1,897,001	$58.82	$51.40
Retail Portfolio	4,403	$148,793	$33.79	$25.04
Total Retail and Office Portfolio	36,656	$2,045,794	$55.81	$39.10

(a)    Office portfolio leases signed but not commenced of 32,253 square feet are expected to commence during the first quarter of 2021. Retail portfolio leases signed but not commenced of 505 and 3,898 square feet are expected to commence during the first and second quarters of 2021, respectively.
(b)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for signed but not commenced leases as of December 31, 2020 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. The foregoing notwithstanding, the annualized base rent for signed but not commenced leases as of December 31, 2020 at La Jolla Commons has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases. Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage for signed by not commenced leases.
(c)     Pro forma annualized base rent is calculated by dividing annualized base rent for commenced leases and for signed but not commenced leases as of December 31, 2020, by square footage under lease as of December 31, 2020.
(9)    Net rentable square feet at certain of our retail properties includes pad sites leased pursuant to the ground leases in the following table:

Property	Number of Ground Leases	Square Footage Leased Pursuant to Ground Leases	Aggregate Annualized Base Rent
Carmel Mountain Plaza	5	17,607	$741,962
South Bay Marketplace	1	2,824	$102,276
Del Monte Center	1	212,500	$96,000
Alamo Quarry Market	3	20,694	$385,506
(10)    The Santa Fe Park RV Resort is subject to seasonal variation, with higher rates of occupancy occurring during the summer months. During the 12 months ended December 31, 2020, the highest average monthly occupancy rate for this property was 94%, occurring in July 2020. The number of units at the Santa Fe Park RV Resort includes 122 RV spaces and four apartments.
(11)    Average occupancy represents the percentage of available units that were sold during the three months ended December 31, 2020, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for the three months ended December 31, 2020 by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for the three months ended December 31, 2020 and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Fourth Quarter 2020 Supplemental Information	Page

OFFICE LEASING SUMMARY

As of December 31, 2020
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
4th Quarter 2020	7	100%	21,949	$46.36	$44.13	$48,864	5.0%	3.6%	2.5	$—	$0.00
3rd Quarter 2020	9	100%	55,152	$46.01	$43.11	$160,333	6.7%	10.8%	3.7	$600,270	$10.88
2nd Quarter 2020	6	100%	39,534	$57.17	$43.21	$551,898	32.3%	65.5%	1.6	$377,001	$9.54
1st Quarter 2020	11	100%	181,104	$45.66	$37.68	$1,444,545	21.2%	19.2%	8.8	$3,694,865	$20.40
Total 12 months	33	100%	297,739	$47.30	$39.90	$2,205,640	18.6%	21.9%	6.4	$4,672,136	$15.69

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
4th Quarter 2020	—	—%	—	$0.00	$0.00	$—	—%	—%	—	$—	$0.00
3rd Quarter 2020	—	—%	—	$0.00	$0.00	$—	—%	—%	—	$—	$0.00
2nd Quarter 2020	1	17%	1,749	$38.00	$34.13	$6,771	11.3%	21.4%	5.2	$89,409	$51.12
1st Quarter 2020	3	27%	7,995	$49.70	$46.50	$25,606	6.9%	10.4%	5.3	$255,914	$32.01
Total 12 months	4	12%	9,744	$47.60	$44.28	$32,377	7.5%	11.9%	5.3	$345,323	$35.44

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
4th Quarter 2020	7	100%	21,949	$46.36	$44.13	$48,864	5.0%	3.6%	2.5	$—	$0.00
3rd Quarter 2020	9	100%	55,152	$46.01	$43.11	$160,333	6.7%	10.8%	3.7	$600,270	$10.88
2nd Quarter 2020	5	83%	37,785	$58.06	$43.63	$545,127	33.1%	67.3%	1.4	$287,592	$7.61
1st Quarter 2020	8	73%	173,109	$45.47	$37.28	$1,418,939	22.0%	19.7%	9.0	$3,438,951	$19.87
Total 12 months	29	88%	287,995	$47.29	$39.75	$2,173,263	19.0%	22.3%	6.5	$4,326,813	$15.03

Total Lease Summary - Comparable and Non-Comparable
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
4th Quarter 2020	8	23,082	$46.65	2.5	$36,306	$1.57
3rd Quarter 2020	10	59,196	$46.28	4.1	$1,004,770	$16.97
2nd Quarter 2020	7	47,743	$57.80	2.4	$1,115,811	$23.37
1st Quarter 2020	17	208,041	$45.09	8.8	$5,704,727	$27.42
Total 12 months	42	338,062	$47.20	6.6	$7,861,614	$23.25
Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.
(4)    Weighted average is calculated on the basis of square footage.
(5)    Excludes renewals at fixed contractual rates specified in the lease.

Fourth Quarter 2020 Supplemental Information	Page

RETAIL LEASING SUMMARY

As of December 31, 2020
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
4th Quarter 2020	22	100%	146,791	$31.75	$35.90	$(610,205)	(11.6)%	(6.6)%	2.4	$1,199,330	$8.17
3rd Quarter 2020	21	100%	71,419	$29.29	$31.23	$(138,787)	(6.2)%	(3.6)%	2.6	$142,000	$1.99
2nd Quarter 2020	12	100%	23,364	$43.60	$43.23	$8,682	0.9%	2.2%	2.9	$51,889	$2.22
1st Quarter 2020	14	100%	61,916	$32.41	$32.99	$(36,351)	(1.8)%	7.0%	3.8	$728,927	$11.77
Total 12 months	69	100%	303,490	$32.22	$34.77	$(776,661)	(7.4)%	(2.4)%	2.8	$2,122,146	$6.99

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
4th Quarter 2020	1	5%	2,856	$30.41	$43.85	$(38,375)	(30.6)%	(20.5)%	10.0	$126,400	$44.26
3rd Quarter 2020	—	—%	—	$0.00	$0.00	$—	—%	—%	—	$—	$0.00
2nd Quarter 2020	1	8%	505	$36.00	$36.71	$(360)	(1.9)%	(4.5)%	3.0	$9,889	$19.58
1st Quarter 2020	2	14%	8,794	$32.12	$34.16	$(17,925)	(6.0)%	2.5%	7.3	$199,700	$22.71
Total 12 months	4	6%	12,155	$31.88	$36.54	$(56,660)	(12.8)%	(4.4)%	7.8	$335,989	$27.64

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
4th Quarter 2020	21	95%	143,935	$31.77	$35.75	$(571,830)	(11.1)%	(6.3)%	2.2	$1,072,930	$7.45
3rd Quarter 2020	21	100%	71,419	$29.29	$31.23	$(138,787)	(6.2)%	(3.6)%	2.6	$142,000	$1.99
2nd Quarter 2020	11	92%	22,859	$43.77	$43.37	$9,042	0.9%	2.3%	2.9	$42,000	$1.84
1st Quarter 2020	12	86%	53,122	$32.45	$32.80	$(18,426)	(1.1)%	7.8%	3.3	$529,227	$9.96
Total 12 months	65	94%	291,335	$32.23	$34.70	$(720,001)	(7.1)%	(2.3)%	2.6	$1,786,157	$6.13

Total Lease Summary - Comparable and Non-Comparable (1)
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
4th Quarter 2020	25	150,988	$31.80	2.5	$1,510,710	$10.01
3rd Quarter 2020	21	71,419	$29.29	2.6	$142,000	$1.99
2nd Quarter 2020	13	25,314	$43.48	3.5	$140,224	$5.54
1st Quarter 2020	17	66,426	$32.90	4.0	$1,259,098	$18.95
Total 12 months	76	314,147	$32.40	2.9	$3,052,032	$9.72
Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease, including leases signed for the retail portion of our mixed-use property.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.
(4)    Weighted average is calculated on the basis of square footage.
(5)    Excludes renewals at fixed contractual rates specified in the lease.

Fourth Quarter 2020 Supplemental Information	Page

MULTIFAMILY LEASING SUMMARY

As of December 31, 2020
Lease Summary - Loma Palisades
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
4th Quarter 2020	522	95.3%	$14,420,472	$2,301
3rd Quarter 2020	517	94.3%	$14,340,048	$2,312
2nd Quarter 2020	487	88.9%	$12,778,476	$2,186
1st Quarter 2020	536	97.8%	$13,644,120	$2,122

Lease Summary - Imperial Beach Gardens
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
4th Quarter 2020	151	94.4%	$3,920,016	$2,163
3rd Quarter 2020	157	98.1%	$3,810,600	$2,023
2nd Quarter 2020	150	93.8%	$3,579,300	$1,987
1st Quarter 2020	152	95.0%	$3,638,724	$1,995

Lease Summary - Mariner's Point
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
4th Quarter 2020	85	96.6%	$1,860,348	$1,824
3rd Quarter 2020	82	93.2%	$1,833,660	$1,863
2nd Quarter 2020	77	87.5%	$1,706,196	$1,847
1st Quarter 2020	83	94.3%	$1,746,528	$1,754

Lease Summary - Santa Fe Park RV Resort
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
4th Quarter 2020	98	77.8%	$1,250,460	$1,063
3rd Quarter 2020	94	74.6%	$1,669,836	$1,480
2nd Quarter 2020	102	81.0%	$1,466,676	$1,198
1st Quarter 2020	92	73.0%	$1,305,348	$1,183

Lease Summary - Pacific Ridge Apartments
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
4th Quarter 2020	496	93.1%	$18,171,132	$3,052
3rd Quarter 2020	507	95.1%	$18,164,184	$2,986
2nd Quarter 2020	432	81.1%	$15,349,020	$2,959
1st Quarter 2020	522	97.9%	$17,782,764	$2,840

Fourth Quarter 2020 Supplemental Information	Page

MULTIFAMILY LEASING SUMMARY (CONTINUED)

As of December 31, 2020
Lease Summary - Hassalo on Eighth - Velomor
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
4th Quarter 2020	121	68.4%	$2,467,308	$1,698
3rd Quarter 2020	134	75.7%	$2,668,716	$1,660
2nd Quarter 2020	144	81.4%	$3,073,524	$1,778
1st Quarter 2020	155	87.5%	$3,024,684	$1,627

Lease Summary - Hassalo on Eighth - Aster Tower
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
4th Quarter 2020	253	75.1%	$5,109,600	$1,682
3rd Quarter 2020	262	77.7%	$5,341,092	$1,700
2nd Quarter 2020	293	86.9%	$5,965,116	$1,697
1st Quarter 2020	302	89.6%	$6,301,200	$1,739

Lease Summary - Hassalo on Eighth - Elwood
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
4th Quarter 2020	94	65.7%	$1,702,044	$1,510
3rd Quarter 2020	95	66.4%	$1,923,936	$1,689
2nd Quarter 2020	112	78.3%	$2,047,152	$1,524
1st Quarter 2020	122	85.3%	$2,365,236	$1,616

Total Multifamily Lease Summary
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
4th Quarter 2020	1,820	86.2%	$48,901,380	$2,238
3rd Quarter 2020	1,848	87.5%	$49,752,072	$2,244
2nd Quarter 2020	1,797	85.1%	$45,965,460	$2,131
1st Quarter 2020	1,964	93.0%	$49,808,604	$2,113

Notes:
(1)    Percentage leased for our multifamily properties includes total units rented as of each respective quarter end date.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) as of each respective quarter end date.
(3)    Annualized base rent per leased unit is calculated by dividing annualized base rent, by units under lease as of each respective quarter end date.

Fourth Quarter 2020 Supplemental Information	Page

MIXED-USE LEASING SUMMARY

As of December 31, 2020
Lease Summary - Retail Portion
	Number of Leased Square Feet	Percentage leased (1)	Annualized Base Rent (2)	Annualized Base Rent per Leased Square Foot (3)
Quarter
4th Quarter 2020	86,300	89.2%	$9,411,407	$109
3rd Quarter 2020	84,937	87.8%	$10,534,918	$124
2nd Quarter 2020	92,531	95.7%	$11,141,336	$120
1st Quarter 2020	95,216	98.5%	$11,411,642	$120

Lease Summary - Hotel Portion
	Number of Leased Units	Average Occupancy (4)	Average Daily Rate (4)	Annualized Revenue per Available Room (4)
Quarter
4th Quarter 2020	173	46.8%	$205	$96
3rd Quarter 2020	244	66.0%	$209	$138
2nd Quarter 2020	63	17.0%	$202	$34
1st Quarter 2020	278	75.4%	$321	$242
Notes:
(1)    Percentage leased for mixed-use property includes square footage under leases as of December 31, 2020, including leases which may not have commenced as of December 31, 2020.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for the month ended December 31, 2020 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.
(3)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of December 31, 2020.
(4)    Average occupancy represents the percentage of available units that were sold during the three months ended December 31, 2020, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for each respective quarter period by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for each respective quarter period and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Fourth Quarter 2020 Supplemental Information	Page

LEASE EXPIRATIONS

As of December 31, 2020
Assumes no exercise of lease options
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	21,967	0.6%	0.3%	$1.70	19,646	0.6%	0.3%	$47.42	3,824	4.0%	0.1%	$40.86	45,437	0.7%	$24.76
2021	194,502	5.6	2.9	$43.81	114,651	3.7	1.7	$44.78	20,354	21.0	0.3	$168.02	329,507	5.0	$51.82
2022	302,164	8.8	4.6	$47.29	398,771	12.9	6.0	$31.37	6,271	6.5	0.1	$150.63	707,206	10.7	$39.23
2023	342,044	9.9	5.2	$53.55	220,112	7.1	3.3	$21.22	4,578	4.7	0.1	$8.37	566,734	8.5	$40.63
2024	195,724	5.7	2.9	$46.64	450,829	14.6	6.8	$28.56	12,886	13.3	0.2	$144.30	659,439	9.9	$36.19
2025	322,809	9.4	4.9	$37.99	291,278	9.4	4.4	$29.32	16,312	16.9	0.2	$83.06	630,399	9.5	$35.15
2026	279,493	8.1	4.2	$42.10	211,112	6.8	3.2	$26.27	—	—	—	$—	490,605	7.4	$35.29
2027	206,340	6.0	3.1	$50.35	103,097	3.3	1.6	$26.17	13,255	13.7	0.2	61.75	322,692	4.9	$43.09
2028	142,954	4.1	2.2	$49.03	560,587	18.1	8.4	$14.40	8,820	9.1	0.1	92.92	712,361	10.7	$22.32
2029	754,185	21.9	11.4	$61.78	181,689	5.9	2.7	$19.15	—	—	—	$—	935,874	14.1	$53.50
2030	193,031	5.6	2.9	$32.72	43,630	1.4	0.7	$19.63	—	—	—	—	236,661	3.6	$30.31
Thereafter	218,385	6.3	3.3	$37.03	204,338	6.6	3.1	$23.30	—	—	—	—	422,723	6.4	$30.39
Signed Leases Not Commenced	32,253	0.9	0.5	—	4,403	0.1	0.1	—	—	—	—	—	36,656	0.6	—
Available	241,427	7.0	3.6	—	288,285	9.3	4.3	—	10,407	10.8	0.2	—	540,119	8.1	—
Total (2)	3,447,278	100.0%	51.9%	$44.30	3,092,428	100.0%	46.6%	$22.66	96,707	100.0%	1.5%	$97.32	6,636,413	100.0%	$34.99

Assumes all lease options are exercised
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	21,967	0.6%	0.3%	$1.70	19,646	0.6%	0.3%	$47.42	3,824	4.0%	0.1%	$40.86	45,437	0.7%	$24.76
2021	166,186	4.8	2.5	$43.93	87,983	2.8	1.3	$43.71	20,354	21.0	0.3	$168.02	274,523	4.1	$53.06
2022	75,373	2.2	1.1	$47.46	112,165	3.6	1.7	$39.17	6,271	6.5	0.1	$150.63	193,809	2.9	$46.00
2023	105,582	3.1	1.6	$43.66	91,513	3.0	1.4	$22.69	4,578	4.7	0.1	$8.37	201,673	3.0	$33.34
2024	29,896	0.9	0.5	$41.86	209,137	6.8	3.2	$29.53	7,484	7.7	0.1	$189.65	246,517	3.7	$35.89
2025	71,882	2.1	1.1	$40.79	94,713	3.1	1.4	$30.60	4,754	4.9	0.1	$180.46	171,349	2.6	$39.03
2026	49,471	1.4	0.7	$36.92	42,974	1.4	0.6	$27.43	—	—	—	$—	92,445	1.4	$32.51
2027	133,002	3.9	2.0	$37.05	142,587	4.6	2.1	$28.29	13,255	13.7	0.2	61.75	288,844	4.4	$33.86
2028	145,374	4.2	2.2	$45.58	138,079	4.5	2.1	$22.88	1,906	2.0	—	209.64	285,359	4.3	$35.69
2029	155,107	4.5	2.3	$48.95	123,123	4.0	1.9	$31.56	5,402	5.6	0.1	$81.47	283,632	4.3	$42.02
2030	230,313	6.7	3.5	$37.28	65,058	2.1	1.0	$33.69	11,558	12.0	0.2	43.00	306,929	4.6	$36.73
Thereafter	1,989,445	57.7	30.0	$52.00	1,672,762	54.1	25.2	$21.10	6,914	7.1	0.1	$60.75	3,669,121	55.3	$37.93
Signed Leases Not Commenced	32,253	0.9	0.5	—	4,403	0.1	0.1	—	—	—	—	—	36,656	0.6	—
Available	241,427	7.0	3.6	—	288,285	9.3	4.3	—	10,407	10.8	0.2	—	540,119	8.1	—
Total (2)	3,447,278	100.0%	51.9%	$44.30	3,092,428	100.0%	46.6%	$22.66	96,707	100.0%	1.5%	$97.32	6,636,413	100.0%	$34.99

Fourth Quarter 2020 Supplemental Information	Page

LEASE EXPIRATIONS (CONTINUED)

As of December 31, 2020
Notes:
(1)    Annualized base rent per leased square foot is calculated by dividing (i) annualized base rent for leases expiring during the applicable period, by (ii) square footage under such expiring leases. Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended December 31, 2020 for the leases expiring during the applicable period by (ii) 12 months.
(2)    Individual items may not add up to total due to rounding.

Fourth Quarter 2020 Supplemental Information	Page

PORTFOLIO LEASED STATISTICS

	At December 31, 2020				At December 31, 2019
Type	Size	Leased (1)		Leased %	Size	Leased (1)		Leased %
Overall Portfolio(2) Statistics
Office Properties (square feet)	3,447,278	3,205,851		93.0%	3,443,879	3,270,595		95.0%
Retail Properties (square feet)	3,092,428	2,804,143		90.7%	3,093,650	3,026,619		97.8%
Multifamily Properties (units)	2,112	1,820		86.2%	2,112	1,960		92.8%
Mixed-Use Properties (square feet)	96,707	86,300		89.2%	96,707	94,701		97.9%
Mixed-Use Properties (units)	369	189	(3)	51.3%	369	338	(3)	91.7%

Same-Store(2) Statistics
Office Properties (square feet)(4)	3,347,008	3,190,404		95.3%	3,346,265	3,226,707		96.4%
Retail Properties (square feet)(5)	2,674,381	2,386,096		89.2%	2,675,603	2,610,522		97.6%
Multifamily Properties (units)	2,112	1,820		86.2%	2,112	1,960		92.8%

Notes:
(1)    Leased square feet includes square feet under lease as of each date, including leases which may not have commenced as of that date. Leased units for our multifamily properties include total units rented as of that date.
(2)    See Glossary of Terms.
(3)    Represents average occupancy for the year ended December 31, 2020 and 2019.
(4)    The same-store portfolio includes the 830 building at Lloyd District Portfolio which was placed into operations on August 1, 2019. The same-store portfolio excludes One Beach Street due to significant redevelopment activity.
(5)    The same-store portfolio excludes Waikele Center due to significant redevelopment activity.

Fourth Quarter 2020 Supplemental Information	Page

TOP TENANTS - OFFICE

As of December 31, 2020
	Tenant	Property	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Office	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Office	Annualized Base Rent as a Percentage of Total
1	Google LLC	The Landmark at One Market	12/31/2029	253,198	7.3%	3.8%	$24,178,824	14.8%	10.0%
2	LPL Holdings, Inc.	La Jolla Commons	4/30/2029	421,001	12.2	6.3	18,143,812	11.1	7.5
3	Autodesk, Inc. (1)	The Landmark at One Market	12/31/2022 12/31/2023	138,615	4.0	2.1	12,273,512	7.5	5.1
4	Smartsheet, Inc. (2)	City Center Bellevue	12/31/2026 4/30/2029	124,217	3.6	1.9	6,572,101	4.0	2.7
5	VMware, Inc. (3)	City Center Bellevue	11/30/2022 5/31/2025 9/30/2027	109,985	3.2	1.7	5,579,954	3.4	2.3
6	Illumina, Inc.	La Jolla Commons	10/31/2027	73,176	2.1	1.1	4,302,751	2.6	1.8
7	Clearesult Operating, LLC	First & Main	4/30/2025	101,848	3.0	1.5	2,902,976	1.8	1.2
8	State of Oregon: Department of Environmental Quality	Lloyd District Portfolio	10/31/2031	87,787	2.5	1.3	2,766,541	1.7	1.1
9	Genentech, Inc.	Lloyd District Portfolio	10/31/2026	66,852	1.9	1.0	2,203,442	1.4	0.9
10	Internal Revenue Service	First & Main	8/31/2030	63,648	1.8	1.0	2,200,553	1.4	0.9
	Top 10 Office Tenants Total			1,440,327	41.6%	21.7%	$81,124,466	49.7%	33.5%

Notes:
(1)     For Autodesk, Inc., 45,795 and 92,820 of leased square feet are set to expire on December 31, 2022 and 2023, respectively.
(2)     For Smartsheet, Inc., 73,669 and 50,548 of leased square feet are set to expire on December 31, 2026 and April 30, 2029, respectively.
(3)     For VMWare, Inc., 54,643, 18,240, and 37,102 of leased square feet are set to expire on November 30, 2022, May 31, 2025, and September 30, 2027, respectively.

Fourth Quarter 2020 Supplemental Information	Page

TOP TENANTS - RETAIL

As of December 31, 2020
	Tenant	Property(ies)	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Retail	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Retail	Annualized Base Rent as a Percentage of Total
1	Lowe's	Waikele Center	5/31/2028	155,000	5.0%	2.3%	$3,720,000	5.3%	1.5%
2	Nordstrom Rack (1)	Carmel Mountain Plaza, Alamo Quarry Market	9/30/2022 10/31/2022	69,047	2.2	1.0	2,189,648	3.1	0.9
3	Sprouts Farmers Market (2)	Solana Beach Towne Centre, Carmel Mountain Plaza, Geary Marketplace	6/30/2024 3/31/2025 9/30/2032	71,431	2.3	1.1	2,121,187	3.0	0.9
4	Marshalls (3)	Solana Beach Towne Centre, Carmel Mountain Plaza	1/31/2025 1/31/2029	68,055	2.2	1.0	1,728,228	2.5	0.7
5	Vons	Lomas Santa Fe Plaza	12/31/2022	49,895	1.6	0.8	1,399,205	2.0	0.6
6	At Home Stores	Carmel Mountain Plaza	7/31/2029	107,870	3.5	1.6	1,384,552	2.0	0.6
7	Regal Cinemas	Alamo Quarry Market	3/31/2028	72,447	2.3	1.1	1,231,599	1.8	0.5
8	Safeway	Waikele Center	1/31/2040	50,050	1.6	0.8	1,201,200	1.7	0.5
9	Michaels (4)	Carmel Mountain Plaza Alamo Quarry Market	1/31/2024 2/29/2028	46,850	1.5	0.7	1,072,635	1.5	0.4
10	Saks Fifth Avenue OFF 5TH	Carmel Mountain Plaza	1/31/2025	40,594	1.3	0.6	1,033,117	1.5	0.4
	Top 10 Retail Tenants Total			731,239	23.5%	11.0%	$17,081,371	24.4%	7.0%

Notes:
(1)     For Nordstrom Rack, 39,047 and 30,000 of leased square feet are set to expire on September 30, 2022 (Carmel Mountain Plaza) and October 31, 2022 (Alamo Quarry Market), respectively.
(2)     For Sprouts Farmers Market, 14,986, 30,973 and 25,472 of leased square feet are set to expire on June 30, 2024 (Solana Beach Towne Centre), March 31, 2025 (Carmel Mountain Plaza), and September 30, 2032 (Geary Marketplace), respectively.
(3)    For Marshalls, 39,295 and 28,760 of leased square feet are set to expire on January 31, 2025 (Solana Beach Towne Centre) and 2029 (Carmel Mountain Plaza), respectively.
(4)    For Michaels, 22,969 and 23,881 of leased square feet are set to expire on January 31, 2024 (Carmel Mountain Plaza) and February 29, 2028 (Alamo Quarry Market), respectively.

Fourth Quarter 2020 Supplemental Information	Page

APPENDIX

Fourth Quarter 2020 Supplemental Information	Page

GLOSSARY OF TERMS

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA): EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA for the three months and year ended December 31, 2020 and 2019 is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income	$3,788	$16,485	$35,588	$60,188
Depreciation and amortization	27,423	26,472	108,292	96,205
Interest expense	13,335	13,796	53,440	54,008
Interest income	(21)	(397)	(436)	(696)
Income tax expense	(136)	110	(9)	819
Gain on sale of real estate	—	—	—	(633)
EBITDA	$44,389	$56,466	$196,875	$209,891

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that begins with EBITDA and includes adjustments for certain items that we believe are not representative of ongoing operating performance. Specifically, we include a pro forma adjustment to reflect a full period of NOI on the operating properties we acquire during the quarter, to assume all transactions occurred at the beginning of the quarter. We use Adjusted EBITDA as a supplemental performance measure because we believe these items create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
EBITDA	$44,389	$56,466	$196,875	$209,891
Pro forma adjustments	—	—	—	—
Adjusted EBITDA	$44,389	$56,466	$196,875	$209,891

Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre): EBITDAre is a supplemental non-GAAP measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines EBITDAre as follows: net income or loss, computed in accordance with GAAP plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate including gain or loss on change of control, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates, if any. EBITDAre is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three months and year ended December 31, 2020 and 2019 is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income	$3,788	$16,485	$35,588	$60,188
Depreciation and amortization	27,423	26,472	108,292	96,205
Interest expense	13,335	13,796	53,440	54,008
Interest income	(21)	(397)	(436)	(696)
Income tax expense	(136)	110	(9)	819
Gain on sale of real estate	—	—	—	(633)
EBITDAre	$44,389	$56,466	$196,875	209,891

Fourth Quarter 2020 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items, gains and losses on sale of real estate and impairment losses. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Funds Available for Distribution (FAD): FAD is a supplemental measure of our liquidity. We compute FAD by subtracting from FFO As Adjusted tenant improvements, leasing commissions and maintenance capital expenditures, eliminating the net effect of straight-line rents, amortization of above (below) market rents for acquisition properties, the effects of other lease intangibles, adding noncash amortization of deferred financing costs and debt fair value adjustments, adding noncash compensation expense, and adding (subtracting) unrealized losses (gains) on marketable securities. FAD provides an additional perspective on our ability to fund cash needs and make distributions by adjusting FFO for the impact of certain cash and noncash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating FAD and, accordingly, our FAD may not be comparable to other REITs.

Net Operating Income (NOI): We define NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance). NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expense, other nonproperty income and losses, gains and losses from property dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. However, NOI should not be viewed as an alternative measure of our financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

	Three Months Ended		Year Ended
	December 31,		December 31,
Reconciliation of NOI to net income	2020	2019	2020	2019
Total NOI	$50,482	$62,841	$223,454	$234,761
General and administrative	(6,644)	(6,376)	(26,581)	(24,871)
Depreciation and amortization	(27,423)	(26,472)	(108,292)	(96,205)
Operating Income	$16,415	$29,993	$88,581	$113,685
Interest expense	(13,335)	(13,796)	(53,440)	(54,008)
Gain on sale of real estate	—	—	—	633
Other income (expense), net	708	288	447	(122)
Net income	$3,788	$16,485	$35,588	$60,188
Net income attributable to restricted shares	(123)	(104)	(383)	(381)
Net income attributable to unitholders in the Operating Partnership	(767)	(3,536)	(7,545)	(14,089)
Net income attributable to American Assets Trust, Inc. stockholders	$2,898	$12,845	$27,660	$45,718

Overall Portfolio: Includes all operating properties owned by us as of December 31, 2020.

Cash NOI: We define cash NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance), adjusted for non-cash revenue and operating expense items such as straight-line rent, net change in lease receivables, amortization of lease intangibles, amortization of lease incentives and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, interest expense, other non-property income and losses, acquisition-related expense, gains and losses from property dispositions, extraordinary items, tenant improvements, and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, our cash NOI may not be comparable to the cash NOIs of other REITs. We believe cash NOI provides useful information to investors regarding the company's financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the company's properties as this measure is not affected by (1) the non-cash revenue and expense recognition items, (2) the cost of funds of the property owner, (3) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (4) general and administrative expenses and other gains and losses that are specific to the property owner. We believe the exclusion of these items from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the company's properties as well as trends in occupancy rates, rental rates and

Fourth Quarter 2020 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

operating costs. Cash NOI is a measure of the operating performance of the company's properties but does not measure the company's performance as a whole. Cash NOI is therefore not a substitute for net income as computed in accordance with GAAP. A Reconciliation of Total Cash NOI to Operating Income is presented below:

	Three Months Ended		Year Ended
	December 31,		December 31,
Reconciliation of Total Cash NOI to Net Income	2020	2019	2020	2019
Total Cash NOI	$49,712	$59,927	$201,753	$223,733
Non-cash revenue and other operating expenses (1)	770	2,914	21,701	11,028
General and administrative	(6,644)	(6,376)	(26,581)	(24,871)
Depreciation and amortization	(27,423)	(26,472)	(108,292)	(96,205)
Operating income	$16,415	$29,993	$88,581	$113,685
Interest expense	(13,335)	(13,796)	(53,440)	(54,008)
Gain on sale of real estate	—	—	—	633
Other income (expense), net	708	288	447	(122)
Net income	$3,788	$16,485	$35,588	$60,188
(1)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, net change in lease receivables, lease termination fees at Carmel Mountain Plaza, and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

Same-Store Cash NOI Comparison with Redevelopment: As noted below in the definition of Same-Store, Non-Same Store and Redevelopment Same-Store, information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. Redevelopment same-store is considered by management to be an important measure because it assists in eliminating disparities due to the redevelopment of properties during the particular period presented, and thus provides a more consistent performance measure for the comparison of the company's stabilized and redevelopment properties, as applicable. Additionally, redevelopment same-store is considered by management to be an important measure because it assists in evaluating the timing of the start and stabilization of our redevelopment opportunities and the impact that these redevelopments have in enhancing our operating performance. We present Same-Store Cash NOI Comparison with Redevelopment using cash NOI to evaluate and compare the operating performance of the company's properties, as defined above. A reconciliation of Same-Store Cash NOI Comparison with Redevelopment on a cash basis to operating income is presented below:

	Three Months Ended (1)		Year Ended (2)
	December 31,		December 31,
Reconciliation of Same-Store Cash NOI Comparison with Redevelopment to Operating Income	2020	2019	2020	2019
Same-Store Cash NOI	$46,335	$47,822	$158,085	$163,160
Redevelopment Cash NOI (3)	3,134	2,596	8,723	11,536
Same-Store Cash NOI with Redevelopment	49,469	50,418	166,808	174,696
Tenant improvement reimbursements	137	3,498	5,230	11,945
Total Same-Store Cash NOI with Redevelopment	$49,606	$53,916	$172,038	$186,641
Non-Same Store Cash NOI	106	6,011	29,715	37,092
Total Cash NOI	$49,712	$59,927	$201,753	$223,733
Non-cash revenue and other operating expenses (4)	770	2,914	21,701	11,028
General and administrative	(6,644)	(6,376)	(26,581)	(24,871)
Depreciation and amortization	(27,423)	(26,472)	(108,292)	(96,205)
Operating income	$16,415	$29,993	$88,581	$113,685
Interest expense	(13,335)	(13,796)	(53,440)	(54,008)
Gain on sale of real estate	—	—	—	633
Other income (expense), net	708	288	447	(122)
Net income	$3,788	$16,485	$35,588	$60,188
(1)    Same-store excludes (i) Waikele Center, due to significant redevelopment activity; (ii) One Beach Street, due to significant redevelopment activity; (iii) Waikiki Beach Walk - Embassy Suites™ and Waikiki Beach Walk - Retail, due to significant spalling repair activity; and (iv) land held for development.

Fourth Quarter 2020 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

(2)    Same-store excludes (i) Waikele Center, due to significant redevelopment activity; (ii) La Jolla Commons, which was acquired on June 20, 2019; (iii) One Beach Street, due to significant redevelopment activity; (iv) Waikiki Beach Walk - Embassy Suites™ and Waikiki Beach Walk - Retail, due to significant spalling repair activity; and (v) land held for development.
(3)    Redevelopment property refers to Waikele Center, One Beach Street, and Lloyd District Portfolio - Land.
(4)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, net change in lease receivables, lease termination fees at Carmel Mountain Plaza, and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

Fourth Quarter 2020 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Same-Store Portfolio, Non-Same Store Portfolio and Redevelopment Same-Store: Information provided on a same-store basis includes the results of properties that we owned and operated for the entirety of both periods being compared except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, properties under development, properties classified as held for development and properties classified as discontinued operations. Information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. The following table shows the properties included in the same-store, non-same store and redevelopment same-store portfolio for the comparative periods presented.

	Comparison of Three Months Ended			Comparison of Year Ended
	December 31, 2020 to 2019			December 31, 2020 to 2019
	Same-Store	Non Same-Store	Redevelopment Same-Store	Same-Store	Non Same-Store	Redevelopment Same-Store
Office Properties
La Jolla Commons	X		X		X
Torrey Reserve Campus	X		X	X		X
Torrey Point	X		X	X		X
Solana Crossing (formerly Solana Beach Corporate Centre)	X		X	X		X
The Landmark at One Market	X		X	X		X
One Beach Street		X	X		X	X
First & Main	X		X	X		X
Lloyd District Portfolio (1)	X		X	X		X
City Center Bellevue	X		X	X		X
Retail Properties
Carmel Country Plaza	X		X	X		X
Carmel Mountain Plaza	X		X	X		X
South Bay Marketplace	X		X	X		X
Gateway Marketplace	X		X	X		X
Lomas Santa Fe Plaza	X		X	X		X
Solana Beach Towne Centre	X		X	X		X
Del Monte Center	X		X	X		X
Geary Marketplace	X		X	X		X
The Shops at Kalakaua	X		X	X		X
Waikele Center		X	X		X	X
Alamo Quarry Market	X		X	X		X
Hassalo on Eighth - Retail	X		X	X		X
Multifamily Properties
Loma Palisades	X		X	X		X
Imperial Beach Gardens	X		X	X		X
Mariner's Point	X		X	X		X
Santa Fe Park RV Resort	X		X	X		X
Pacific Ridge Apartments	X		X	X		X
Hassalo on Eighth	X		X	X		X
Mixed-Use Properties
Waikiki Beach Walk - Retail		X			X
Waikiki Beach Walk - Embassy Suites™		X			X
Development Properties
La Jolla Commons - Land		X			X
Solana Crossing - Land		X			X
Lloyd District Portfolio - Land		X	X		X	X

Fourth Quarter 2020 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

(1) Lloyd District Portfolio includes the 830 building which we placed into operations on August 1, 2019 after renovating the building.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators, new entrances, etc.) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.

Fourth Quarter 2020 Supplemental Information	Page